UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009 (May 19, 2009)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Executive Officer Employment Agreements

On May 20, 2009, Allos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into amendments to the Company’s employment agreements (collectively, the “Employment Agreement Amendments”) with each of Paul L. Berns, the Company’s President and Chief Executive Officer, Pablo J. Cagnoni, MD, the Company’s Senior Vice President, Chief Medical Officer, James V. Caruso, the Company’s Executive Vice President, Chief Commercial Officer, and Marc H. Graboyes, the Company’s Senior Vice President, General Counsel, in each case in order to provide that restricted stock unit awards and other types of stock awards granted to such executive officers will be treated in the same manner as stock option awards and restricted stock awards under the terms of the employment agreements, including with respect to acceleration of vesting of such awards upon termination of the executive officers in connection with a change in control of the Company.

The foregoing is a summary of the terms of the Employment Agreement Amendments.  Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendments, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Amendment of Change in Control Severance Benefit Schedule under the Company’s Severance Benefit Plan

The Company’s Board of Directors has previously adopted a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including the Company’s named executive officers, who do not otherwise have separate employment agreements and whose employment with the Company is involuntarily terminated due to a group termination, the closure or reorganization of a facility or operation, a change in ownership, or such other event, but only to the extent the Company specifically identifies such an event in a severance benefit schedule approved by the Company’s Board of Directors as a termination of employment subject to the provisions of the Severance Benefit Plan.

The Company’s Board of Directors has previously approved an amended and restated Change in Control Severance Benefit Schedule (the “Schedule”) under the Company’s Severance Benefit Plan to provide for the payment of severance benefits to eligible employees whose employment is involuntarily terminated in connection with a change in control of the Company.

On May 19, 2009, the Company’s Board of Directors approved an amendment to the Schedule (the “Amendment”) to provide that an eligible employee whose employment is involuntarily terminated in connection with a change in control of the Company will be entitled to full acceleration of vesting of any outstanding stock awards issued to such eligible employee.  Prior to such amendment, the Schedule only provided for acceleration of vesting of outstanding stock options and restricted stock awards.

The foregoing is a summary of the terms of the Amendment.  Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

10.1	First Amendment to Second Amended and Restated Employment Agreement, dated as of May 20, 2009, between the Company and Paul L. Berns.

10.2	First Amendment to Amended and Restated Employment Agreement, dated as of May 20, 2009, between the Company and Pablo J. Cagnoni, MD.

10.3	First Amendment to Amended and Restated Employment Agreement, dated as of May 20,

2009, between the Company and James V. Caruso.

10.4	First Amendment to Amended and Restated Employment Agreement, dated as of May 20, 2009, between the Company and Marc H. Graboyes.

10.5	Allos Therapeutics, Inc. Amendment No. 1 to Change in Control Severance Benefit Schedule, adopted May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             May 22, 2009

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Employment Agreement, dated as of May 20, 2009, between the Company and Paul L. Berns.

10.2	First Amendment to Amended and Restated Employment Agreement, dated as of May 20, 2009, between the Company and Pablo J. Cagnoni, MD.

10.3	First Amendment to Amended and Restated Employment Agreement, dated as of May 20, 2009, between the Company and James V. Caruso.

10.4	First Amendment to Amended and Restated Employment Agreement, dated as of May 20, 2009, between the Company and Marc H. Graboyes.

10.5	Allos Therapeutics, Inc. Amendment No. 1 to Change in Control Severance Benefit Schedule, adopted May 19, 2009.